LEASE AGREEMENT


     This lease made this 15th day of February, 2000, by and between Ralston Purina Company hereinafter called Lessor, whose address is:

          c/o  Howard  T.  Nelson
          Legal  Department  -  9T
          Checkerboard  Square
          St.  Louis,  Missouri  63164

and  Eveready Battery Company, Inc. hereinafter called Lessee, whose address is:

          c/o
          Checkerboard  Square
          St.  Louis,  Missouri  63164

1. The following premises are hereby leased by Lessor to Lessee to have and to hold for the term, the uses and the rent specified below and subject to the options, if any, hereinafter provided.

     A. PREMISES: Situated in the City of St. Louis, State of Missouri being more particularly described as:

               Per Exhibits A and E attached hereto and made a part hereof, and also including common areas and common and reserved parking areas

     B.     USES:  Lessee  may  use  the  premises  for  only:  Business  office

     C. TERM: Beginning April 1, 2000, and ending March 31, 2001 or a total term of one (1) year.

     D. OPTIONS: Lessee shall have and is hereby given one option to extend this lease for up to 5 years in 6 months increments to follow consecutively upon the initial term of this lease. Such option shall be exercisable by Lessee upon giving written notice to Lessor of Lessee's intention to exercise the same not less than sixty (60) days prior to the expiration date of the existing term. If this lease is extended persuant hereto, all its terms and conditions shall remain the same, excepting rent, which shall be adjusted on October 1 of each year.

          During the option period, Lessee may terminate this Lease at any time upon giving Lessor six (6) months written notice.

     D. RENT: Per Rent Schedule attached hereto and made a part hereof Exhibit B, per month payable in advance commencing on the 1st day of April, 2000 and on the same day of each succeeding month for the term of this lease. For subsequent years, Lessor represents that Lessee shall pay monthly no more than the prevailing rent being charged all occupants of the building for office space in the building in which the premises are located. Rent shall be paid to Lessor at address designated by Lessor.

          Lessee shall pay a penalty of $250.00 for all delinquent rent payments. Rent shall be deemed delinquent if not paid by the fifth working day of each month. Lessee shall be given written notice of delinquency, and 10 days to cure.

2. Subject to modifications hereinafter appearing, if any, the parties agree as follows:

     A. COVENANTS OF LESSOR: Lessor hereby covenants that: Lessor has good and merchantable title in fee simple to the premises and improvements; Lessor is and shall be in possession on the date this lease commences; Lessor has good right to make this lease for the full term hereby granted, including any period for which the Lessee has the right to effect the extension hereunder. Lessee shall have access to all common areas and adequate rights-of-way from the premises to all streets and alleys upon, adjacent to or serving the property of Lessor on which the premises are situated. Lessor, shall maintain, repair and replace all exterior areas, including but not limited to foundation, exterior walls, structural members and roof, general building systems including HVAC equipment, plumbing, sewer, and electrical systems, and also grounds, sidewalks, driveways, and parking areas. Lessee shall have the duty of notifying Lessor in writing whenever Lessee becomes aware that such repairs are necessary. Lessor shall use its best efforts to initiate any repairs within forty-eight
(48) hours after receiving written notice from Lessee. Lessor shall be responsible for ADA and city code compliance.

     B. DAMAGE BY ELEMENTS, ETC.: If by fire, lightning, explosion, wind, earthquake, water, ice, hail, snow, termites, settling or impact, the premises are so damaged that their utility for the Lessee's purposes is substantially impaired, Lessor shall have the option to repair such damage. If Lessor can not repair such damage within one hundred eighty (180) days of the date of damage, Lessee may cancel this lease at any time. In case of such damage, the rent shall abate in a just proportion to the resulting unfitness of the premises so long as such unfitness shall continue; and if the lease is canceled as aforesaid, the rent shall be payable ratably to the date of cancellation. Lessee's rights to abatement of rent shall not be applicable if such damage is caused by Lessee's negligence.

     C. MAINTENANCE, ETC.: Lessee shall not permit the existence of any nuisance on the said premises and shall keep and maintain the same in a proper, clean, safe condition in compliance with federal, state, and local regulations, free and clear of any explosive, inflammable, or combustible material which would increase or tend to increase the risk of fire or explosion. Lessee shall commit no waste, damage or injury to the premises or any part thereof and shall take all reasonable precautions to prevent others from doing so; Lessee shall keep, observe and comply with all federal, state and municipal regulations, ordinances and laws, and with the regulations of any duly constituted legal authority having jurisdiction over the premises, and Lessee at its sole cost shall make any and all improvements, alterations, repairs and additions and install all appliances required as a result of Lessee's use of said premises by or under any such regulations, ordinances or laws; the Lessee shall, at Lessee's sole cost and expense, keep the premises hereby demised in good condition, and shall make all repairs, renewals and replacements that from time to time may be necessary to keep the premises in good condition and ready and fit for occupancy, and for the operations for which they are intended; and on termination of said leasehold, either by expiration of the terms hereof or by cancellation, Lessee shall surrender said premises in the same condition as when Lessee took possession hereunder, ordinary wear and tear excepted. If Lessee fails to fulfill these obligations, Lessor may do any work required hereunder, and Lessee shall reimburse Lessor for the cost and expense thereof.

     D. ALTERATION AND RESTORATION BY LESSEE: Lessee shall have the right, after Lessor's prior written approval, which approval shall not be unreasonably
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withheld,  at  its  own expense, to advertise upon and to paint and decorate the premises inside and out, and to make such alterations, installations or improvements in and upon the same as Lessee may desire. Lessor's approval shall be contingent upon receipt and evaluation of the following:

          1)     Specifications
          2)     Contract  or  estimate  of  cost

          Lessee's failure to obtain Lessor's prior written approval shall be an act of default. Lessee shall maintain and repair (at Lessee's expense) all said alterations, installations or improvements.

          If, at any time during the term of this Lease, any liens or claims of mechanics, laborers, or material men shall be filed against the Premises for any work, labor, or materials furnished or alleged to have been furnished pursuant to the written agreement by Lessee or any person holding thereunder, Lessee within thirty (30) days (or lesser time if the Premises are threatened with sale or foreclosure) after the date Lessee receives actual notice (as distinguished from constructive notice), the filing or recording of any such lien from Lessor shall cause the same to be discharged by payment, bond, or otherwise. In the event Lessee contests any lien or claim, Lessee shall prosecute the contest with reasonable diligence, and LESSEE shall at all time effectually stay or prevent any official or judicial sale of the Premises.

     E. TERMINATION: Upon the termination of this lease in any manner herein provided, Lessee shall forthwith surrender to Lessor possession of the premises and shall remove all improvements added by Lessee after the effective date hereof and restore the premises to the same state which they were in prior to the addition of such improvements, ordinary wear and tear excepted, and in case Lessee shall fail, within sixty (60) days after the date of such termination to make such removal or restoration, then Lessor may, at its election, to be exercised within thirty (30) days thereafter, either take and hold such improvements as its sole property; or remove such improvements and restore the premises for the account of Lessee, and in such latter event Lessee shall, within thirty (30) days after the rendition of a bill therefor, reimburse Lessor for the cost so incurred. If Lessee defaults in any of the covenants and agreements to be performed by Lessee as required herein, Lessor, at Lessor's option, may take and hold such improvements as its sole property, or require removal as provided above.

     F. INSURANCE: Lessee shall maintain and pay for the following insurance with an insurer satisfactory to the Lessor and shall furnish Lessor with a certificate from each such insurer which shall reflect the coverage set forth herein and in which the insurer shall agree that there shall be no cancellation or change in the policy until Lessor shall have been given ten (10) days' written notice thereof:

          1)     Workers'  Compensation  Insurance

          2) Comprehensive General Liability Insurance including contractual coverage and Automobile Liability Insurance, each with minimum coverage of $1,000,000 for bodily injury and $1,000,000 for property damage.

          Lessee shall not be entitled to possession of the premises herein until the above insurance certificates as specified are obtained and are furnished to Lessor.

     G. LESSOR shall maintain and pay for standard form fire and extended coverage insurance on the premises (including replacements and improvements) for the full replacement value thereof.

     H. INDEMNIFICATION AND HOLD HARMLESS AGREEMENT: Lessee agrees to indemnify, protect, defend and hold Lessor harmless from and against any and all claims, actions, demands, liabilities and costs, including attorney's fees, arising from loss, damage or injury, including death, actual or claimed, of whatsoever kind or character, to any property or persons whatsoever or whomsoever, occurring or allegedly occurring in, on or about the premises or arising out of the use of said premises or common areas or resulting from the negligence of Lessee, during the term of the lease or any extension, or holding over period hereof, and upon notice from Lessor, Lessee shall defend Lessor in any action or proceeding brought therein.

          Lessor agrees to indemnity, protect, defend, and hold Lessee harmless from and against any and all claims, actions, demands, liabilities, and costs, including attorney's fees, arising from loss, damage, or injury, including death, actual or claimed, of whatsoever kind or character, to any property or person whatsoever or whomsoever, occurring or allegedly occurring in, on, or about the Premises or common areas resulting from the negligence of Lessor, during the term of the Lease, or holding over period hereof, and upon notice from Lessee, Lessor shall defend Lessee in any action or proceeding brought therein.

     I. TAXES: Lessor shall pay all taxes and special assessments levied upon the premises or the use thereof.

     J. UTILITIES: Lessor shall provide the premises with water, heat, gas, and electricity. Lessee shall pay Lessor a monthly electric utility surcharge of $1,606.00 for Lessee's computer room.

     K. ASSIGNING, SUBLETTING: Lessee may not assign this lease or sublet the premises, other than to an affiliate or subsidiary of Lessee or EVEREADY BATTERY COMPANY, INC. If Lessee assigns or sublets without consent of Lessor, Lessor may terminate this lease immediately.

     L.     RE-ENTRY  UPON  DEFAULT:

          Act  of Default.  The term "act of default" shall mean and include any
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one  or  more  of  the  following  events:

          1) A petition in bankruptcy, reorganization, composition, arrangement or for the appointment of a receiver is filed by or against Lessee under the federal bankruptcy laws or any other state or federal bankruptcy or insolvency laws or any laws relating to the relief of debtors, which is not discharged within thirty (30) days from the date of filing; or

          2)     Lessee  commits  an  act  of  bankruptcy;  or

          3) The making of any assignment for the benefit of creditors by Lessee or the acquiescence by Lessee to the filing by another of a petition in bankruptcy against Lessee; or

          4) The failure by Lessee to use the premises in the ordinary course or permitting the premises to remain vacant for a period of sixty (60) consecutive days during the term hereof; or

          5) Lessee's default in any monthly payments or rent or other payments required to be made by Lessee hereunder when due as herein provided and such default continues for ten (10) days after notice thereof in writing to Lessee; or

          6) Lessee's default in any of the other covenants and agreements herein contained to be kept, observed and performed by Lessee, and such default continues for sixty (60) days after notice thereof in writing to Lessee; provided, however, if such default cannot with due diligence be cured within a period of sixty (60) days, and if Lessee prior to the expiration of sixty (60) days from the giving of such notice, commences to cure such default and proceeds diligently and with reasonable dispatch to cure such default and does so cure such default, then Lessor shall not be entitled to exercise its rights as to such act of default.

          Lessor's  Remedies:  In  addition  to  all  other rights and elections
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provided  in  this  lease  and  all other legal or equitable remedies or damages provided  by  law,  in the event of an act of default Lessor may elect by thirty
(30)  days'  prior  written  notice  to  Lessee  to:

          1) Perform any of the covenants and agreements to be performed by Lessee as required herein, and any sums expended including but not limited to reasonable attorneys fees shall be due and payable on demand.

          2) Terminate this lease and re-enter and retake possession by summary proceedings and Lessee shall thereupon be obligated to pay to Lessor as damages, a sum of money equal to the cost of recovering the premises, including but not limited to attorneys fees.

          3) Terminate Lessee's right of possession without terminating this lease and re-enter and retake possession by summary proceedings, and relet the premises for the Lessee's account and receive the rent therefrom. Lessor shall make reasonable efforts to relet the premises at such rent and other terms as Lessor may deem advisable. Lessor may, on behalf of Lessee, perform any of the covenants and agreements to be performed by Lessee as required herein, and any sums so expended shall become due and payable on demand. Lessee shall be obligated to pay to Lessor all sums due as aforesaid, the costs of reletting (including but not limited to attorneys fees) and the minimum rental provided for herein, less any sums received by Lessor upon reletting of the premises.

     M. LESSOR'S EXPENSES: Lessee shall reimburse Lessor for any out-of-pocket expenses (including but not limited to reasonable attorneys' fees and court costs) incurred by Lessor in enforcing Lessee's covenants and agreements under this lease.

          LESSEE'S EXPENSES: Lessor shall reimburse Lessee for any expenses (including but not limited to attorney's fees and court costs) incurred by Lessee in enforcing Lessor's covenants and agreements under this Lease.

     N. CONDEMNATION: If a part of the premises are taken by any public or quasipublic authority, rent shall abate in proportion to the extent to which Lessee's utilization of the premises is adversely affected. If the premises are rendered unusable for the purposes set forth herein as a result of such condemnation, Lessee shall have the right to terminate this lease, which right must be exercised within sixty (60) days from the date the property becomes unusable, but Lessee shall have no other rights or claims to the condemnation award or against the Lessor due to the termination or abatement of this lease due to the aforesaid condemnation.

     O. HOLDING OVER: If Lessee should continue to occupy the premises following expiration of the term hereunder or any final term for which this lease may by express agreement be extended, and rent is thereafter accepted by Lessor, Lessee shall be deemed a month-to-month tenant, and all the terms hereof shall be applicable.

     P. LANDLORD'S LIEN: Any sum which Lessee is obligated to pay under the provisions of this agreement shall constitute, when due and unpaid, a lien enforceable at law by Lessor upon any building, improvements or other property of Lessee located on the said premises.

     Q. RE-ENTRY, WAIVER: Lessor upon twenty-four (24) hours prior notice shall have the right to re-enter the premises at any reasonable time for the purpose of showing said premises, such showings to be carried out in a manner designed not to unreasonably interfere with the use and enjoyment of the premises by Lessee. A waiver by Lessor of a default under any covenant of this lease shall not be deemed a waiver of any subsequent default of the Lessee.

     R. NOTICES, REPRESENTATIVES: All notices and payments under this lease shall be directed to the address hereto appearing of the party for whom the same are intended or of such party's representative, if any, herein named, and any such representative shall have authority to receive said notices and payments, except as otherwise provided in this lease or in the written instructions to the sender. Notices under this lease shall be given by first class mail and shall be deemed given when properly addressed with sufficient postage affixed, and deposited in the U.S. mails. Postmark on the envelope transmitting notice shall determine date of notice.

3. This lease shall bind and inure to the benefit of the respective permitted assigns and successors of all parties hereto.

4. No party hereto shall be chargeable with any agreement or representation, either past, present or future, enlarging the obligations or modifying or annulling the rights of such party as Lessee or Lessor, unless such agreement or representation be expressed in a subsequent writing signed by the parties hereto.

5. Lessee shall have access to the following Lessor facilities on the same basis as the same are available to Lessor and its employees, officers, agents, affiliates, and subsidiaries:

     a.     Cafeterias
     b.     Store
     c.     Fitness  Center
     d.     Day  Care

     Lessee shall pay monthly to the Lessor the prevailing assessment per employee. Rate as of April 1, 2000 is $56.00 per employee per month.

     Lessee shall also pay monthly to Lessor the prevailing assessment per contractor. Rate as of April 1, 2000 is $52.00 per contractor per month.

6. Lessee's visitors may use Lessor's visitor parking spaces and common area parking spaces. Lessee's employees may put their names on a waiting list for a reserved parking space. All reserved parking spaces will be numbered and color coded. Lessee's employees will pay monthly to Lessor the prevailing charge for reserved parking. Lessor shall provide adequate unreserved parking for 50 employees of Lessee.

7. Lessee shall have access to Lessor's conference rooms, meeting rooms, and library, on an as-used basis, at prevailing rates.

8. Lessor shall provide mail service. Current rate is $2,761.00 per month. Lessee shall also pay Lessor monthly postage and surcharge as used.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date above written.



LESSOR:  Ralston  Purina  Company


By____________________________________
Title:





LESSEE:  Eveready  Battery  Company,  Inc.

By_____________________________________
Title: